Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form 10-KSB of China Education Alliance Inc. of our report dated March 28, 2006 related to the consolidated financial statements which appear in China Education Alliance Inc.’s Form 10-KSB annual report for the year ended December 31, 2006.

Dated: March 28, 2007	/s/ e-Fang Accountancy Corp., & CPA
e-Fang Accountancy Corp., & CPA